Ex. 99.1

Contacts:

Stephen Forsyth Chemtura Corporation, Investor Relations 203-573-2213	John Gustavsen Chemtura Corporation, Media Relations 203-573-3224	Meaghan Repko / Andrew Siegel Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

Chemtura Files Current Report on Form 8-K Describing Chapter 11 Proofs of Claim

MIDDLEBURY, CT – November 24, 2009 – Chemtura Corporation, debtor-in-possession, (Pink Sheets: CEMJQ) (the “Company” or “Chemtura”), reported today that it has filed a Current Report on Form 8-K describing the proofs of claim filed in its Chapter 11 proceedings as of the bar date of October 30, 2009, and the process it is following to address these claims.

The passing of the bar date is an important milestone in the Company’s path to emerge from Chapter 11 as soon as practicable.  Chemtura is now focused on addressing the proofs of claim so that it may complete the development of its Plan of Reorganization.

Chemtura Corporation, with 2008 sales of $3.5 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products.  Additional information concerning Chemtura is available at www.chemtura.com.

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